EXHIBIT 99.1
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HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT AND PREFERRED STOCK SECURITIES RATINGS

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                                                                        Duff &
                                 Standard     Moody's       Fitch       Phelps
                                 & Poor's   Investors   Investors       Credit     Thomson
                              Corporation     Service    Services   Rating Co.   BankWatch
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At September 30, 1996
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
Household Finance Corporation
 Senior                                 A          A2          A+           A+          A+
 Senior subordinated                   A-          A3           A            A           A
 Commercial paper                     A-1         P-1         F-1      Duff 1+       TBW-1
 Preferred stock                       A-          a3          A-           A-          A-
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Household Bank (Nevada), N.A.
 Senior                                 A          A2          A+           A+          NR
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

In October 1996 Moody's Investors Service ("Moody's") revised its outlook for the long-term debt obligations of the company and its subsidiaries from neutral to negative reflecting management's strategic repositioning toward unsecured receivable origination. Moody's outlook for the ratings of commercial paper and short-term obligations issued by the company and its subsidiaries was unaffected.